Exhibit 10.24

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 24, 2016, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) (i) VIRTUALSCOPICS, INC., a Delaware corporation with its principal place of business at 500 Linden Oaks, 2nd Floor, Rochester, New York 14625 (“Parent Borrower”), and (ii) VIRTUALSCOPICS NEW YORK, LLC, a New York limited liability company with its principal place of business at 500 Linden Oaks, 2nd Floor, Rochester, New York 14625 (“Subsidiary Borrower”) (Parent Borrower and Subsidiary Borrower are, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 7, 2015, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 7, 2015, among Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement. The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:

“(c) ($300,000.00) for the three (3) month periods ending December 31, 2015, January 31, 2016, and February 29, 2016, and (d) One Dollar ($1.00) for the three (3) month period ending March 31, 2016 and for each three (3) month period ending on the last day of each month thereafter.”

and inserting in lieu thereof the following:

“(c) ($300,000.00) for the three (3) month periods ending December 31, 2015 and January 31, 2016, (d) ($500,000.00) for the three (3) month periods ending February 29, 2016 and March 31, 2016, and (e) ($750,000.00) for the three (3) month periods ending April 30, 2016, May 31, 2016 and June 30, 2016.”

4. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to One Thousand Dollars ($1,000.00), which fee shall be fully earned, due and payable on the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATES.

(a) Parent Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Parent Borrower dated as of August 7, 2015, and acknowledges, confirms and agrees that the disclosures and information Parent Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

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(b) Subsidiary Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Subsidiary Borrower dated as of August 7, 2015, and acknowledges, confirms and agrees that the disclosures and information Subsidiary Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

VIRTUALSCOPICS, INC.	SILICON VALLEY BANK

By: /s/ Jim Groff	By: /s/ Sam Subilia
Name: Jim Groff	Name: Sam Subilia
Title: Chief Financial Officer	Title: Vice President

VIRTUALSCOPICS NEW YORK, LLC

By: By: /s/ Jim Groff
Name: Jim Groff
Title: Chief Financial Officer

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